EXHIBIT 99.1

CORRECTION--Tilray Brands Reports Third Quarter Fiscal Year 2023 Financial Results and Announces Accretive Acquisition of 100% of HEXO Corp.

Delivered $145.6 Million in Net Revenue and 16th Consecutive Quarter of Positive Adjusted EBITDA

Maintained #1 Cannabis Market Share Position in Canada, the Largest Federally Legal Cannabis Market in the World; With HEXO Transaction, Poised to Substantially Increase Canadian Revenue

Medical Cannabis Leader in Europe

Achieved Key Efficiency Milestones on Accelerated Path to Positive Cash Flow, Company Reiterates Cash Flow Guidance

LEAMINGTON, Ontario and NEW YORK, April 10, 2023 (GLOBE NEWSWIRE) -- In a release issued under the same headline earlier today by Tilray Brands, Inc. (Nasdaq: TLRY; TSX: TLRY), please note that the first table, the Consolidated Statement of Financial Positions was missing the entry for “Contingent consideration” under “Long-term liabilities.” In addition, the table “Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization” was missing the entry “Inventory valuation adjustment.” The corrected release follows:

Tilray Brands, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company inspiring and empowering the worldwide community to live their very best life, today reported financial results for the third fiscal quarter ended February 28, 2023. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Tilray also announces today that it entered into a definitive agreement to acquire HEXO Corp. (NASDAQ: HEXO; TSX: HEXO) for an aggregate purchase price of approximately US$56 million, to be satisfied through the issuance of 0.4352 of Tilray Common Stock for each outstanding HEXO share. The acquisition, which is structured as an arrangement under applicable Canadian laws (the “Arrangement”), builds on the successful strategic alliance between the two companies and positions Tilray for continued strong growth and market leadership in Canada, the largest federally legal cannabis market in the world.

The completion of the Arrangement is subject to customary and negotiated closing conditions, including HEXO shareholder approval and court approval, and is expected to close in June 2023. Further information about the HEXO transaction is included in an investor presentation available on the investor section of Tilray.com and in our Current Report on Form 8-K filed today.

Financial Highlights

  Net revenue increased to $145.6 million compared to $144.1 million in the prior quarter. On a constant currency basis, net revenue was $154.2 million in the third quarter of 2023, up 2% from the prior year quarter.
  Distribution revenue increased 5% to $65.4 million, from the prior year quarter. On a constant currency basis, distribution revenue increased 12% to $70.1 million.
  Gross Profit (Loss) was ($11.7) million, while adjusted gross profit was $44.3 million. Gross margin was negative 8%, while adjusted gross margin rose to 30% from 26% in the year-ago quarter.
  Adjusted cannabis gross profit increased to $22.2 million from $18.0 million in the prior year quarter, while adjusted gross margin percentage increased to 47% from 33%.
  Achieved $22 million in annualized run-rate savings (and $12 million in actual cost savings) as part of $30 million cost optimization plan announced in Q4 of 2022; total annualized cash cost-savings since the closing of the Tilray-Aphria transaction reached $122 million.
  Adjusted EBITDA of $14.0 million, marking 16th consecutive quarter of positive adjusted EBITDA. Currently expecting Adjusted EBITDA in the range of $60 to $66 million, a greater than 30% increase from the prior year.
  Strong financial position with $408.3 million in cash and marketable securities.
  Reiterated expectation to deliver positive free cash flow from operating segments in fiscal 2023.
  Recorded non-cash $1.1 billion net asset reduction resulting from higher interest rates and a decline in market capitalization. This non-cash net asset reduction has no impact on the Company’s compliance with debt covenants, its cash flows or available liquidity.

Irwin D. Simon, Tilray Brands’ Chairman and Chief Executive Officer, stated, “During the quarter, we continued to focus on our highest priorities: sustaining and growing the top-line across core markets and geographies while optimizing the platform to achieve positive free cash flow on an accelerated timeline. We are executing on both fronts and delivered revenue growth despite challenging market dynamics across Canada, Europe, and the U.S, as well as our 16th consecutive quarter of positive adjusted EBITDA.”

Mr. Simon continued, “Looking ahead, we are focused on being the leading, most diversified cannabis lifestyle and CPG company in the world. Our strategy to deliver on this vision is centered on pursuing targeted growth opportunities, as reflected in our opportunistic acquisitions of both Montauk Brewing Company and HEXO, which has made significant strides in driving operating efficiency and improving profitability while continuing to invest in industry-leading brands. We are incredibly excited about our combined prospects moving forward with HEXO and expect a seamless integration of HEXO’s business into our efficient, built-to-last platform. At the same time, we will continue our relentless focus on cost and operational efficiencies and strengthening our industry-leading balance sheet to deliver sustained, profitable growth and shareholder value.”

Mark Attanasio, Chairman of HEXO, said, “Over the past year, HEXO established and has been executing on a rigorous cost-cutting and balance sheet optimization plan.  As we began working with Tilray last year, the value that could be achieved through the combination of our businesses in order to compete and drive profitable growth in the highly fragmented Canadian market was immediately clear. With the recent headwinds in the cannabis industry, our Board determined that HEXO shareholders would benefit from being part of Tilray’s diversified business and from the strong plan in place they have to reinforce their industry leadership, continue to strengthen the top and bottom lines, and to drive value creation. With Irwin and his leadership team, we are confident that our brands will continue to grow and thrive as part of Tilray Brands.”

Operating Highlights

Leadership in Global Cannabis Operations, Brands, and Market Share:

  In Canada, despite ongoing challenging cannabis market conditions, quarter over quarter, Tilray maintained its #1 cannabis market share position. With the addition of HEXO’s leading high-growth brands, the Company expects to significantly bolster its position supported by low-cost operations and complimentary distribution across all Canadian geographies. The combined company is expected to strengthen Tilray’s existing Canadian position with 12.9% pro-forma market share and #1 market position across all major markets and a leading share across most product categories. This includes anticipated pro-forma net sales of approximately US$215M and the leading low-cost operations with distribution across all Canadian geographies.

  Capitalizing on the unrivaled platform provided by its cultivation and distribution operations across Portugal and Germany and the leadership team’s depth of commercial and regulatory expertise, Tilray is focused on growing its leading market share in medical cannabis in the countries in which it distributes today and achieving early-mover advantage in new countries as cannabis legalization continues to proliferate across Europe.

Maximizing the High-Growth Potential of U.S. CPG and Craft-Beverage Portfolio:

  In the third quarter, Tilray made substantial strides across its five craft-beverage brands including leaders SweetWater Brewing Company, Breckenridge Distillery, and Montauk Brewing Company, and its wellness brand Manitoba Harvest. By expanding recognition and distribution, Tilray will be well positioned to immediately leverage these brands to drive significant additional revenue in adult-use cannabis, pending federal legalization.

Strategic Growth Actions

  April 2023 – Tilray Medical Expands Footprint in Europe and Broadens Distribution Across the Czech Republic
  April 2023 – SweetWater Brewing Company Expands Across 44 States with Nevada Launch
  April 2023 - Manitoba Harvest Expands Whole Foods Market Distribution
  April 2023 - Breckenridge Distillery Wins Big at Whisky Magazine’s 2023 World Whiskies Awards
  March 2023 - Alpine Beer Opens Taproom at Petco Park Stadium in San Diego
  March 2023 - Breckenridge Distillery Establishes March 31st as National Après Day
  March 2023 - Montauk Brewing Expands Distribution Across the Northeast
  March 2023 - Tilray Brands Stockholders Approve Charter Amendment to Enhance Corporate Governance and Support Strategic Growth Plan
  March 2023 - SweetWater Brewing Company Brings Back Popular Triple Tail Tropical India Pale Ale
  March 2023 - SweetWater Brewing Company Introduces New West Coast Style India Pale Ale
  March 2023 - Potently Canadian Cannabis Brand, CANACA, Introduces New Collection of Terpene Rich Products Across Canada
  February 2023 - Good Supply Cannabis Brand Launches Canada’s Strongest Infused Pre-Rolls
  February 2023 - Breckenridge Distillery Strikes Gold at 2023 World Whiskies Awards
  February 2023 - Good Supply Cannabis Brand Launches New Product Lineup
  February 2023 - SweetWater Announces 420 Fest 2023 Lineup and Venue
  February 2023 - Breckenridge Distillery Launches Limited-Edition Sexy Motor Oil Whiskey for Valentine’s Day
  February 2023 - SweetWater Brewing Company Introduces New Crisp Lager to Year-Round Lineup
  January 2023 - Alpine Beer Launches INFINITE HAZE Hazy IPA
  January 2023 - Solei Cannabis Brand Introduces New Approach to Wellness with New Product Lineup and Brand Refresh
  January 2023 - SweetWater Brewing Company Celebrates 26 Years of Brewing with Throwback Beers, Jam Bands

Live Conference Call and Audio Webcast
Tilray Brands will host a webcast to discuss these results today at 5:00 p.m. ET. Investors may join the live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will also be archived after the call concludes.

About Tilray Brands
Tilray Brands, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time. Tilray Brands delivers on this mission by inspiring and empowering the worldwide community to live their very best life, enhanced by moments of connection and wellbeing. Patients and consumers trust Tilray Brands to be the most responsible, trusted and market leading cannabis consumer products company in the world with a portfolio of innovative, high-quality and beloved brands that address the needs of the consumers, customers and patients we serve. A pioneer in cannabis research, cultivation, and distribution, Tilray Brands’ unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on Tilray Brands, visit www.Tilray.com and follow @Tilray

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become the world's leading cannabis-focused consumer branded company; the Company’s ability to generate its targeted amount of Adjusted EBITDA for the fiscal year ending May 31, 2023; the Company’s expectation to be free-cash flow positive in its operating business units; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully complete the acquisition of HEXO; the Company’s ability to successfully achieve revenue growth, production and supply chain efficiencies, synergies and cost savings, including with respect to the HEXO acquisition; expansion of medical and recreational sales legalization across the global cannabis industry, including in Europe; and the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted gross margin, Adjusted gross profit, Adjusted EBITDA, Adjusted net income and free cash flow. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

Adjusted EBITDA is calculated as net income (loss) before income tax expense (recovery); interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; impairments; purchase price accounting step-up; facility start-up and closure costs; lease expense; litigation (recovery) costs; restructuring costs; and transaction (income) costs. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted gross profit, is calculated as gross profit adjusted to exclude the impact of inventory valuation adjustment and purchase price accounting valuation step-up. A reconciliation of Adjusted gross profit, excluding inventory valuation adjustments and purchase price accounting valuation step-up, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted gross margin, excluding inventory valuation adjustments and purchase price accounting valuation step-up, is calculated as revenue less cost of sales adjusted to add back inventory valuation adjustments and amortization of inventory step-up, divided by revenue. A reconciliation of Adjusted gross margin, excluding inventory valuation adjustments and purchase price accounting valuation step-up, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted net income is calculated as net (loss) income plus (minus) non-operating income (expense), net, change in fair value of contingent consideration, impairments; inventory write down, litigation (recovery) costs, restructuring costs, and transaction (income) costs. A reconciliation of Adjusted net income, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Free cash flow is comprised of two GAAP measures deducted from each other which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

For further information:

Media: Berrin Noorata, news@tilray.com
Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

Consolidated Statements of Financial Position
	February 28,	May 31,
(in thousands of US dollars)	2023	2022
Assets
Current assets
Cash and cash equivalents	$164,997	$415,909
Marketable Securities	243,286	-
Accounts receivable, net	78,342	95,279
Inventory	202,800	245,529
Prepaids and other current assets	69,087	46,786
Total current assets	758,512	803,503
Capital assets	425,263	587,499
Right-of-use assets	6,492	12,996
Intangible assets	994,325	1,277,875
Goodwill	2,005,701	2,641,305
Interest in equity investees	4,638	4,952
Long-term investments	7,620	10,050
Convertible notes receivable	168,356	111,200
Other assets	4,993	314
Total assets	$4,375,900	$5,449,694
Liabilities
Current liabilities
Bank indebtedness	$18,125	$18,123
Accounts payable and accrued liabilities	163,422	157,431
Contingent consideration	16,219	16,007
Warrant liability	7,414	14,255
Current portion of lease liabilities	2,528	6,703
Current portion of long-term debt	77,892	67,823
Current portion of convertible debentures payable	184,082	-
Total current liabilities	469,682	280,342
Long - term liabilities
Contingent consideration	10,596	-
Lease liabilities	8,598	11,329
Long-term debt	89,419	117,879
Convertible debentures payable	223,087	401,949
Deferred tax liabilities	164,412	196,638
Other liabilities	3,335	191
Total liabilities	969,129	1,008,328
Commitments and contingencies (refer to Note 17)
Stockholders' equity
Common stock ($0.0001 par value; 980,000,000 shares authorized; 617,857,031 and 532,674,887 shares issued and outstanding, respectively)	62	53
Series A Preferred Stock ($0.0001 par value; 10,000,000 shares authorized; 120,000 and nil shares issued and outstanding, respectively)	-	-
Additional paid-in capital	5,723,342	5,382,367
Accumulated other comprehensive loss	(42,948)	(20,764)
Accumulated Deficit	(2,276,794)	(962,851)
Total Tilray Brands, Inc. stockholders' equity	3,403,662	4,398,805
Non-controlling interests	3,109	42,561
Total stockholders' equity	3,406,771	4,441,366
Total liabilities and stockholders' equity	$4,375,900	$5,449,694

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
	For the three months				For the nine months
	ended February 28,		Change	% Change	ended February 28,		Change	% Change
(in thousands of U.S. dollars, except for per share data)	2023	2022	2023 vs. 2022		2023	2022	2023 vs. 2022
Net revenue	$145,589	$151,871	$(6,282)	(4)%	$442,936	$475,047	$(32,111)	(7)%
Cost of goods sold	157,288	112,042	45,246	40%	363,139	351,497	11,642	3%
Gross profit (loss)	(11,699)	39,829	(51,528)	(129)%	79,797	123,550	(43,753)	(35)%
Operating expenses:
General and administrative	38,999	38,445	554	1%	117,385	121,401	(4,016)	(3)%
Selling	6,452	8,641	(2,189)	(25)%	25,792	25,283	509	2%
Amortization	23,518	24,590	(1,072)	(4)%	71,872	84,345	(12,473)	(15)%
Marketing and promotion	7,354	7,578	(224)	(3)%	23,137	20,163	2,974	15%
Research and development	171	164	7	4%	502	1,464	(962)	(66)%
Change in fair value of contingent consideration	352	(30,747)	31,099	(101)%	563	(29,065)	29,628	(102)%
Impairments	1,115,376	—	1,115,376	NM	1,115,376	—	1,115,376	NM
Litigation (recovery) costs	(5,230)	4,215	(9,445)	(224)%	(1,970)	6,489	(8,459)	(130)%
Restructuring costs	2,663	—	2,663	0%	10,727	795	9,932	1249%
Transaction (income) costs	5,382	5,023	359	7%	(3,882)	35,653	(39,535)	(111)%
Total operating expenses	1,195,037	57,909	1,137,128	1964%	1,359,502	266,528	1,092,974	410%
Operating loss	(1,206,736)	(18,080)	(1,188,656)	6574%	(1,279,705)	(142,978)	(1,136,727)	795%
Interest expense, net	(1,040)	(2,312)	1,272	(55)%	(8,560)	(22,422)	13,862	(62)%
Non-operating income (expense), net	1,213	71,037	(69,824)	(98)%	(50,229)	186,329	(236,558)	(127)%
(Loss) income before income taxes	(1,206,563)	50,645	(1,257,208)	(2,482)%	(1,338,494)	20,929	(1,359,423)	(6,495)%
Income taxes (benefit) expense	(10,811)	(1,830)	(8,981)	491%	(15,313)	(2,739)	(12,574)	459%
Net (loss) income	$(1,195,752)	$52,475	$(1,248,227)	(2,379)%	(1,323,181)	23,668	(1,346,849)	(5,691)%
Net loss per share - basic and diluted	$(1.90)	$0.09	$(1.99)	(2,214)%	$(2.20)	$0.00	$(2.20)	(77,239)%

Condensed Consolidated Statements of Cash Flows
	For the nine months
	ended February 28,		Change	% Change
(in thousands of US dollars)	2023	2022	2023 vs. 2022
Cash used in operating activities:
Net (loss) income	$(1,323,181)	$23,668	$(1,346,849)	(5691)%
Adjustments for:
Deferred income tax recovery	(29,537)	(17,296)	(12,241)	71%
Unrealized foreign exchange loss	13,711	1,699	12,012	707%
Amortization	101,156	113,824	(12,668)	(11)%
Loss (gain) on sale of capital assets	(2)	(631)	629	(100)%
Inventory valuation write down	55,000	12,000	43,000	358%
Impairments	1,115,376	-	1,115,376	0%
Other non-cash items	12,933	962	11,971	1244%
Stock-based compensation	29,766	27,025	2,741	10%
Loss (gain) on long-term investments & equity investments	2,843	(2,401)	5,244	(218)%
Loss (gain) on derivative instruments	13,534	(210,653)	224,187	(106)%
Change in fair value of contingent consideration	563	(29,065)	29,628	(102)%
Change in non-cash working capital:
Accounts receivable	18,053	(458)	18,511	(4042)%
Prepaids and other current assets	(32,680)	(953)	(31,727)	3329%
Inventory	(11,808)	(16,512)	4,704	(28)%
Accounts payable and accrued liabilities	(1,419)	(57,947)	56,528	(98)%
Net cash used in operating activities	(35,692)	(156,738)	121,046	(77)%
Cash used in investing activities:
Investment in capital and intangible assets	(8,394)	(28,470)	20,076	(71)%
Proceeds from disposal of capital and intangible assets	2,175	11,526	(9,351)	(81)%
Purchase of marketable securities, net	(243,186)	-	(243,186)	0%
Net cash paid for business acquisition	(28,122)	326	(28,448)	(8726)%
Net cash used in investing activities	(277,527)	(16,618)	(260,909)	1570%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	129,593	—	129,593	0%
Shares effectively repurchased for employee withholding tax	(1,189)	(3,149)	1,960	(62)%
Proceeds from long-term debt	1,288	—	1,288	0%
Repayment of long-term debt and convertible debt	(64,658)	(34,570)	(30,088)	87%
Repayment of lease liabilities	(1,114)	(4,672)	3,558	(76)%
Net increase in bank indebtedness	2	8,779	(8,777)	(100)%
Net cash provided by (used in) financing activities	63,922	(33,612)	97,534	(290)%
Effect of foreign exchange on cash and cash equivalents	(1,615)	(2,284)	669	(29)%
Net decrease in cash and cash equivalents	(250,912)	(209,252)	(41,660)	20%
Cash and cash equivalents, beginning of period	415,909	488,466	(72,557)	(15)%
Cash and cash equivalents, end of period	$164,997	$279,214	$(114,217)	(41)%

Other Financial Information: Key Operating Metrics
	For the three months		For the nine months
	ended February 28,		ended February 28,
(in thousands of U.S. dollars)	2023	2022	2023	2022
Net cannabis revenue	$47,549	$55,045	$156,017	$184,269
Distribution revenue	65,385	62,532	186,158	198,587
Net beverage alcohol revenue	20,640	19,597	62,689	48,765
Wellness revenue	12,015	14,697	38,072	43,426
Cannabis costs	77,604	37,042	137,800	122,492
Beverage alcohol costs	10,663	8,091	32,932	20,674
Distribution costs	57,964	57,566	165,443	178,093
Wellness costs	8,299	9,343	26,964	30,238
Adjusted gross profit (excluding PPA step-up and inventory valuation adjustments) (1)	44,310	39,829	138,020	135,550
Cannabis adjusted gross margin (excluding inventory valuation adjustments) (1)	47%	33%	47%	40%
Beverage alcohol adjusted gross margin (excluding PPA step-up) (1)	53%	59%	53%	58%
Distribution gross margin	11%	8%	11%	10%
Wellness gross margin	31%	36%	29%	30%
Adjusted EBITDA (1)	14,015	10,086	39,254	36,543
Cash and cash equivalents and marketable securities	408,283	279,214	408,283	279,214
Working capital	288,830	413,358	288,830	413,358

Net Revenue by Operating Segment
	For the three months	% of Total Revenue	For the three months	% of Total Revenue	For the nine months	% of Total Revenue	For the nine months	% of Total Revenue
(In thousands of U.S. dollars)	February 28, 2023		February 28, 2022		February 28, 2023		February 28, 2022
Cannabis business	$47,549	33%	$55,045	36%	$156,017	35%	$184,269	39%
Distribution business	65,385	45%	62,532	41%	186,158	42%	198,587	42%
Beverage alcohol business	20,640	14%	19,597	13%	62,689	14%	48,765	10%
Wellness business	12,015	8%	14,697	10%	38,072	9%	43,426	9%
Total net revenue	$145,589	100%	$151,871	100%	$442,936	100%	$475,047	100%

Net Revenue by Operating Segment in Constant Currency

	For the three months		For the three months		For the nine months		For the nine months
	February 28, 2023		February 28, 2022		February 28, 2023		February 28, 2022
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Cannabis business	$51,007	33%	$55,045	36%	$164,746	34%	$184,269	39%
Distribution business	70,144	45%	62,532	41%	211,676	44%	198,587	42%
Beverage alcohol business	20,640	14%	19,597	13%	62,689	13%	48,765	10%
Wellness business	12,385	8%	14,697	10%	39,144	8%	43,426	9%
Total net revenue	$154,176	100%	$151,871	100%	$478,255	99%	$475,047	100%

Net Cannabis Revenue by Market Channel
	For the three months	% of Total Revenue	For the three months	% of Total Revenue	For the nine months	% of Total Revenue	For the nine months	% of Total Revenue
(In thousands of U.S. dollars)	February 28, 2023		February 28, 2022		February 28, 2023		February 28, 2022
Revenue from Canadian medical cannabis products	$6,035	13%	$7,050	13%	$18,920	12%	$23,353	13%
Revenue from Canadian adult-use cannabis products	45,318	96%	43,504	79%	156,063	100%	162,632	87%
Revenue from wholesale cannabis products	58	0%	2,804	5%	686	0%	6,763	4%
Revenue from international cannabis products	9,707	20%	15,820	29%	27,834	18%	39,792	22%
Less excise taxes	(13,569)	-29%	(14,133)	-26%	(47,486)	-30%	(48,271)	-26%
Total	$47,549	100%	$55,045	100%	$156,017	100%	$184,269	100%

Net Cannabis Revenue by Market Channel in Constant Currency
	For the three months		For the three months		For the nine months		For the nine months
	February 28, 2023		February 28, 2022		February 28, 2023		February 28, 2022
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis products	$6,442	13%	$7,050	13%	$20,093	12%	$23,353	13%
Revenue from Canadian adult-use cannabis products	48,721	96%	43,504	79%	162,777	99%	162,632	87%
Revenue from wholesale cannabis products	62	0%	2,804	5%	726	0%	6,763	4%
Revenue from international cannabis products	10,269	20%	15,820	29%	31,627	19%	39,792	22%
Less excise taxes	(14,487)	-28%	(14,133)	-26%	(50,477)	-31%	(48,271)	-26%
Total	$51,007	100%	$55,045	100%	$164,746	100%	$184,269	100%

Other Financial Information: Gross Margin and Adjusted Gross Margin
	For the three months ended February 28, 2023
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$47,549	$20,640	$65,385	$12,015	$145,589
Cost of goods sold	80,362	10,663	57,964	8,299	157,288
Gross profit	(32,813)	9,977	7,421	3,716	(11,699)
Gross margin	-69%	48%	11%	31%	-8%
Adjustments:
Inventory valuation adjustments	55,000	-	-	-	55,000
Purchase price accounting step-up	-	1,009	-	-	1,009
Adjusted gross profit	22,187	10,986	7,421	3,716	44,310
Adjusted gross margin	47%	53%	11%	31%	30%

	For the three months ended February 28, 2022
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$55,045	$19,597	$62,532	$14,697	$151,871
Cost of goods sold	37,042	8,091	57,566	9,343	112,042
Gross profit	18,003	11,506	4,966	5,354	39,829
Gross margin	33%	59%	8%	36%	26%

	For the nine months ended February 28, 2023
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$156,017	$62,689	$186,158	$38,072	$442,936
Cost of goods sold	137,800	32,932	165,443	26,964	363,139
Gross profit	18,217	29,757	20,715	11,108	79,797
Gross margin	12%	47%	11%	29%	18%
Adjustments:
Inventory valuation adjustments	55,000	-	-	-	55,000
Purchase price accounting step-up	-	3,223	-	-	3,223
Adjusted gross profit	73,217	32,980	20,715	11,108	138,020
Adjusted gross margin	47%	53%	11%	29%	31%

	For the nine months ended February 28, 2022
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$184,269	$48,765	$198,587	$43,426	$475,047
Cost of goods sold	122,492	20,674	178,093	30,238	351,497
Gross profit	61,777	28,091	20,494	13,188	123,550
Gross margin	34%	58%	10%	30%	26%
Adjustments:
Inventory valuation adjustments	12,000	-	-	-	12,000
Adjusted gross profit	73,777	28,091	20,494	13,188	135,550
Adjusted gross margin	40%	58%	10%	30%	29%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization
	For the three months				For the nine months
	ended February 28,		Change	% Change	ended February 28,		Change	% Change
(In thousands of U.S. dollars)	2023	2022	2023 vs. 2022		2023	2022	2023 vs. 2022
Net (loss) income	$(1,195,752)	$52,475	$(1,248,227)	(2,379)%	$(1,323,181)	$23,668	$(1,346,849)	(5,691)%
Income taxes (benefit) expense	(10,811)	(1,830)	(8,981)	491%	(15,313)	(2,739)	(12,574)	459%
Interest expense, net	1,040	2,312	(1,272)	(55)%	8,560	22,422	(13,862)	(62)%
Non-operating income (expense), net	(1,213)	(71,037)	69,824	(98)%	50,229	(186,329)	236,558	(127)%
Amortization	33,769	37,020	(3,251)	(9)%	101,156	113,824	(12,668)	(11)%
Stock-based compensation	9,630	9,355	275	3%	29,766	27,025	2,741	10%
Change in fair value of contingent consideration	352	(30,747)	31,099	(101)%	563	(29,065)	29,628	(102)%
Impairments	1,115,376	-	1,115,376	NM	1,115,376	-	1,115,376	NM
Inventory valuation adjustments	55,000	-	55,000	NM	55,000	12,000	43,000	358%
Purchase price accounting step-up	1,009	-	1,009	NM	3,223	-	3,223	NM
Facility start-up and closure costs	2,100	2,500	(400)	(16)%	6,900	10,400	(3,500)	(34)%
Lease expense	700	800	(100)	(13)%	2,100	2,400	(300)	(13)%
Litigation (recovery) costs	(5,230)	4,215	(9,445)	(224)%	(1,970)	6,489	(8,459)	(130)%
Restructuring costs	2,663	-	2,663	NM	10,727	795	9,932	1249%
Transaction (income) costs	5,382	5,023	359	7%	(3,882)	35,653	(39,535)	(111)%
Adjusted EBITDA	$14,015	$10,086	$3,929	39%	$39,254	$36,543	$2,711	7%

Other Financial Information: Adjusted Net Loss
	For the three months				For the nine months
	ended February 28,		Change	% Change	ended February 28,		Change	% Change
(In thousands of U.S. dollars)	2023	2022	2023 vs. 2022		2023	2022	2023 vs. 2022
Net (loss) income	$(1,195,752)	$52,475	$(1,248,227)	(2,379)%	$(1,323,181)	$23,668	$(1,346,849)	(5,691)%
Non-operating income (expense), net	(1,213)	(71,037)	69,824	(98)%	50,229	(186,329)	236,558	(127)%
Change in fair value of contingent consideration	352	(30,747)	31,099	(101)%	563	(29,065)	29,628	(102)%
Impairments	1,115,376	-	1,115,376	NM	1,115,376	-	1,115,376	NM
Inventory valuation adjustments	55,000	-	55,000	NM	55,000	12,000	43,000	358%
Litigation (recovery) costs	(5,230)	4,215	(9,445)	(224)%	(1,970)	6,489	(8,459)	(130)%
Restructuring costs	2,663	-	2,663	NM	10,727	795	9,932	1249%
Transaction (income) costs	5,382	5,023	359	7%	(3,882)	35,653	(39,535)	(111)%
Adjusted net loss	$(23,422)	$(40,071)	$16,649	(42)%	$(97,138)	$(136,789)	$39,651	(29)%
Adjusted net loss per share - basic and diluted	$(0.04)	$(0.08)	$0.04	(54)%	$(0.16)	$(0.29)	$0.13	(44)%

Other Financial Information: Free Cash Flow
	For the three months				For the nine months
	ended February 28,		Change	% Change	ended February 28,		Change	% Change
(In thousands of U.S. dollars)	2023	2022	2023 vs. 2022		2023	2022	2023 vs. 2022
Net cash used in operating activities	$(18,632)	$(46,390)	$27,758	(60)%	$(35,692)	$(156,738)	$121,046	(77)%
Less: investments in capital and intangible assets, net	(842)	(1,352)	510	(38)%	(6,219)	(16,944)	10,725	(63)%
Free cash flow	$(19,474)	$(47,742)	$28,268	(59)%	$(41,911)	$(173,682)	$131,771	(76)%